Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500
For Immediate Release
CENTERPOINT ENERGY REPORTS SECOND QUARTER 2011 EARNINGS
Houston, TX — August 4, 2011 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $119 million, or $0.28 per diluted share, for the second quarter of 2011 compared to $81 million, or $0.20 per diluted share, for the same period of 2010. Operating income for the second quarter of 2011 was $303 million compared to $263 million for the same period of 2010.
“Our company performed well this quarter,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our regulated electric and natural gas utilities reported solid results and our field services unit continues to realize growth from the investments we have made primarily in the Haynesville shale. We continue to benefit from our balanced portfolio of electric and natural gas assets, and I remain optimistic about future investment opportunities.”
For the six months ended June 30, 2011, net income was $267 million, or $0.62 per diluted share, compared to $195 million, or $0.49 per diluted share, for the same period of 2010. Operating income for the six months ended June 30, 2011, was $667 million compared to $620 million for the same period of 2010.
Electric Transmission & Distribution
The electric transmission & distribution segment reported operating income of $185 million for the second quarter of 2011, consisting of $153 million from the regulated electric transmission & distribution utility operations (TDU) and $32 million related to securitization bonds. Operating income for the second quarter of 2010 was $158 million, consisting of $122 million from the TDU and $36 million related to securitization bonds. Operating income for the TDU benefited from increased usage primarily due to warmer weather, growth of over 32,000 metered customers since June 2010, higher transmission revenues and lower depreciation and amortization expense, partially offset by higher operation and maintenance expenses.
Operating income for the six months ended June 30, 2011, was $286 million, consisting of $221 million from the TDU and $65 million related to securitization bonds. Operating income for the same period of 2010 was $265 million, consisting of $193 million from the TDU and $72 million related to transition bonds.
Natural Gas Distribution
The natural gas distribution segment reported operating income of $13 million for the second quarter of 2011 compared to $10 million for the same period of 2010. Operating income benefited from increased usage in part due to weather, rate changes and growth of over 27,000 metered customers since June 2010, partially offset by increases in operation and maintenance expenses.
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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500
For Immediate Release
Operating income for the six months ended June 30, 2011, was $155 million compared to $149 million for the same period of 2010.
Interstate Pipelines
The interstate pipelines segment reported operating income of $60 million for the second quarter of 2011 compared to $67 million for the same period of 2010. The decline was due to lower revenues primarily related to an expiring backhaul contract and restructured contracts with our natural gas distribution affiliates, lower off-system sales, and higher operation and maintenance expenses, partially offset by increased ancillary services.
In addition to operating income, this segment recorded equity income of $5 million for the second quarter of 2011 from its 50 percent interest in the Southeast Supply Header (SESH) compared to $4 million for the same period of 2010.
Operating income for the six months ended June 30, 2011, was $136 million compared to $139 million for the same period of 2010. In addition to operating income, this segment recorded equity income of $9 million for the six months ended June 30, 2011, primarily from its 50 percent interest in SESH compared to $7 million for the same period of 2010.
Field Services
The field services segment reported operating income of $39 million for the second quarter of 2011 compared to $31 million for the same period of 2010. Revenue growth from higher gathering volumes, primarily associated with projects in the Haynesville shale, was partially offset by lower prices received from sales of retained gas, as well as increased operation and maintenance and depreciation expenses primarily related to facility expansions.
In addition to operating income, this business had equity income of $3 million for each of the second quarters of 2011 and 2010 from its 50 percent interest in a gathering and processing joint venture (Waskom).
Operating income for the six months ended June 30, 2011, was $75 million compared to $54 million for the same period of 2010. Equity income from the jointly-owned gas processing plant was $5 million for each of the six months ended June 30, 2011 and 2010.
Competitive Natural Gas Sales and Services
The competitive natural gas sales and services segment reported operating income of $3 million for the second quarter of 2011 compared to an operating loss of $6 million for the same period of 2010.
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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500
For Immediate Release
Operating income for the second quarter of 2011 included gains of $4 million resulting from mark- to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins, compared to charges of $8 million for the same period of 2010.
Operating income for the six months ended June 30, 2011, was $13 million compared to $9 million for the same period of 2010. Operating income for the six months ended June 30, 2011, included gains of $2 million resulting from mark-to-market accounting compared to charges of $5 million for the same period of 2010.
Dividend Declaration
On July 19, 2011, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.1975 per share of common stock payable on September 9, 2011, to shareholders of record as of the close of business on August 16, 2011.
Outlook Reaffirmed for 2011
CenterPoint Energy reaffirmed its 2011 earnings guidance of $1.04 to $1.14 per diluted share. This guidance takes into consideration performance to date and various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding financing activities and the impact to earnings of various regulatory proceedings. In providing this guidance, the company has not included the impact of any changes in accounting standards, any impact from significant acquisitions or divestitures, any impact to income from the change in value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market or inventory accounting in the company’s competitive natural gas sales and services business. It also does not reflect the recording of the Texas Supreme Court’s decision in the TDU’s true-up appeal. For the impact of these factors on the company’s earnings for the three and six months ended June 30, 2011, see the attached reconciliation.
Filing of Form 10-Q for CenterPoint Energy, Inc.
Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended June 30, 2011. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.
Webcast of Earnings Conference Call
CenterPoint Energy’s management will host an earnings conference call on Thursday, August 4, 2011, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website, under the Investors section. A
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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500
For Immediate Release
replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.
CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total more than $19 billion. With over 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the company’s website at CenterPointEnergy.com.
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2011 and future financial performance and results of operations and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) the resolution of the true-up proceedings, including, future actions by the Public Utility Commission of Texas in response to the decisions by the Texas Supreme Court and the Texas Third Court of Appeals, and any further appeals thereof; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) other state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses, including, among others, energy deregulation or re-regulation, pipeline safety, health care reform, financial reform and tax legislation; (4) timely and appropriate rate actions and increases, allowing recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures, and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials; (9) the timing and extent of changes in the supply of natural gas, including supplies available for gathering by CenterPoint Energy’s field services business and transporting by its interstate pipelines; (10) weather variations and other natural phenomena; (11) the impact of unplanned facility outages; (12) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (13) changes in interest rates or rates of inflation; (14) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets; (15) actions by rating agencies; (16) effectiveness of CenterPoint Energy’s risk management activities; (17) inability of various counterparties to meet their obligations; (18) non-payment for services due to financial distress of CenterPoint Energy’s customers; (19) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.) and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the outcome of litigation brought by or against CenterPoint Energy; (22) CenterPoint Energy’s ability to control costs; (23) the investment performance of pension and postretirement benefit plans; (24) potential business strategies, including restructurings, acquisitions or dispositions of assets or businesses; (25) acquisition and merger activities; and (26) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and Forms 10-Q for the quarters ended March 31, 2011, and June 30, 2011, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.
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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500
For Immediate Release
CenterPoint Energy, Inc. and Subsidiaries
Reconciliation of reported Net Income and diluted EPS to the basis used in providing 2011 annual earnings guidance

	Quarter Ended		Six Months Ended
	June 30, 2011		June 30, 2011
	Net Income	EPS	Net Income	EPS
	(in millions)		(in millions)
As reported	$119	$0.28	$267	$0.62
Timing effects impacting CES(1):
Mark-to-market (gains) losses — natural gas derivative contracts	(3)	(0.01)	(1)	(0.00)
Natural gas inventory write-downs	—	—	—	—
ZENS-related mark-to-market (gains) losses:
Marketable securities(2)	(12)	(0.03)	(33)	(0.07)
Indexed debt securities	—	—	15	0.03

Per the basis used in providing 2011 annual earnings guidance	$104	$0.24	$248	$0.58

(1)	Competitive natural gas sales and services

(2)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.
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CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
Revenues:
Electric Transmission & Distribution	$562	$606	$1,044	$1,095
Natural Gas Distribution	465	452	2,002	1,664
Competitive Natural Gas Sales and Services	560	586	1,412	1,292
Interstate Pipelines	148	142	286	289
Field Services	80	98	148	188
Other Operations	3	3	6	6
Eliminations	(62)	(50)	(119)	(110)

Total	1,756	1,837	4,779	4,424

Expenses:
Natural gas	778	778	2,713	2,254
Operation and maintenance	410	446	824	885
Depreciation and amortization	217	223	417	424
Taxes other than income taxes	88	87	205	194

Total	1,493	1,534	4,159	3,757

Operating Income	263	303	620	667

Other Income (Expense) :
Gain (loss) on marketable securities	(22)	18	16	50
Gain (loss) on indexed debt securities	32	—	5	(23)
Interest and other finance charges	(121)	(111)	(243)	(227)
Interest on transition and system restoration bonds	(36)	(32)	(72)	(65)
Equity in earnings of unconsolidated affiliates	7	8	12	14
Other — net	3	4	4	9

Total	(137)	(113)	(278)	(242)

Income Before Income Taxes	126	190	342	425

Income Tax Expense	45	71	147	158

Net Income	$81	$119	$195	$267

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
Basic Earnings Per Common Share	$0.20	$0.28	$0.49	$0.63

Diluted Earnings Per Common Share	$0.20	$0.28	$0.49	$0.62

Dividends Declared per Common Share	$0.1950	$0.1975	$0.390	$0.395

Weighted Average Common Shares Outstanding (000):
- Basic	399,515	425,638	396,203	425,330
- Diluted	401,993	428,284	398,689	427,954

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$122	$153	$193	$221
Transition and System Restoration Bond Companies	36	32	72	65

Total Electric Transmission & Distribution	158	185	265	286
Natural Gas Distribution	10	13	149	155
Competitive Natural Gas Sales and Services	(6)	3	9	13
Interstate Pipelines	67	60	139	136
Field Services	31	39	54	75
Other Operations	3	3	4	2

Total	$263	$303	$620	$667

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$449	$489	9%	$835	$889	6%
Transition and system restoration bond companies	113	117	4%	209	206	(1%)

Total	562	606	8%	1,044	1,095	5%

Expenses:
Operation and maintenance	204	219	(7%)	394	427	(8%)
Depreciation and amortization	71	66	7%	144	137	5%
Taxes other than income taxes	52	51	2%	104	104	—
Transition and system restoration bond companies	77	85	(10%)	137	141	(3%)

Total	404	421	(4%)	779	809	(4%)

Operating Income	$158	$185	17%	$265	$286	8%

Operating Income:
Electric transmission and distribution operations	$122	$153	25%	$193	$221	15%
Transition and system restoration bond companies	36	32	(11%)	72	65	(10%)

Total Segment Operating Income	$158	$185	17%	$265	$286	8%

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	7,064,276	7,784,631	10%	12,237,273	12,655,884	3%
Total	20,173,782	21,077,489	4%	36,610,092	37,845,457	3%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	109%	123%	14%	99%	126%	27%
Heating degree days	78%	33%	(45%)	160%	106%	(54%)

Number of metered customers — end of period:
Residential	1,866,699	1,895,852	2%	1,866,699	1,895,852	2%
Total	2,113,695	2,145,979	2%	2,113,695	2,145,979	2%

	Natural Gas Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$465	$452	(3%)	$2,002	$1,664	(17%)

Expenses:
Natural gas	244	218	11%	1,383	1,036	25%
Operation and maintenance	144	157	(9%)	311	325	(5%)
Depreciation and amortization	44	41	7%	84	83	1%
Taxes other than income taxes	23	23	—	75	65	13%

Total	455	439	4%	1,853	1,509	19%

Operating Income	$10	$13	30%	$149	$155	4%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	16	20	25%	112	110	(2%)
Commercial and Industrial	49	51	4%	136	139	2%

Total Throughput	65	71	9%	248	249	—

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	66%	101%	35%	111%	107%	(4%)

Number of customers — end of period:
Residential	2,973,013	3,000,665	1%	2,973,013	3,000,665	1%
Commercial and Industrial	244,089	243,629	—	244,089	243,629	—

Total	3,217,102	3,244,294	1%	3,217,102	3,244,294	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$560	$586	5%	$1,412	$1,292	(8%)

Expenses:
Natural gas	554	571	(3%)	1,380	1,256	9%
Operation and maintenance	10	11	(10%)	19	21	(11%)
Depreciation and amortization	1	1	—	2	2	—
Taxes other than income taxes	1	—	100%	2	—	100%

Total	566	583	(3%)	1,403	1,279	9%

Operating Income (Loss)	$(6)	$3	150%	$9	$13	44%

Competitive Natural Gas Sales and Services
Operating Data:
Throughput data in BCF	128	126	(2%)	269	281	4%

Number of customers — end of period	11,694	12,152	4%	11,694	12,152	4%

	Interstate Pipelines
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$148	$142	(4%)	$286	$289	1%

Expenses:
Natural gas	24	21	13%	34	39	(15%)
Operation and maintenance	35	39	(11%)	70	70	—
Depreciation and amortization	13	14	(8%)	26	27	(4%)
Taxes other than income taxes	9	8	11%	17	17	—

Total	81	82	(1%)	147	153	(4%)

Operating Income	$67	$60	(10%)	$139	$136	(2%)

Equity in earnings of unconsolidated affiliates	$4	$5	25%	$7	$9	29%

Pipelines Operating Data:
Throughput data in BCF
Transportation	400	396	(1%)	838	852	2%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$80	$98	23%	$148	$188	27%

Expenses:
Natural gas	18	18	—	34	33	3%
Operation and maintenance	25	29	(16%)	46	58	(26%)
Depreciation and amortization	5	10	(100%)	11	19	(73%)
Taxes other than income taxes	1	2	(100%)	3	3	—

Total	49	59	(20%)	94	113	(20%)

Operating Income	$31	$39	26%	$54	$75	39%

Equity in earnings of unconsolidated affiliates	$3	$3	—	$5	$5	—

Field Services Operating Data:
Throughput data in BCF
Gathering	156	197	26%	284	380	34%

	Other Operations
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2010	2011	Fav/(Unfav)	2010	2011	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—	$6	$6	—
Expenses	—	—	—	2	4	(100%)

Operating Income	$3	$3	—	$4	$2	(50%)

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
Capital Expenditures by Segment
Electric Transmission & Distribution	$101	$124	$196	$230
Natural Gas Distribution	45	75	74	126
Competitive Natural Gas Sales and Services	1	3	1	3
Interstate Pipelines	32	21	40	39
Field Services	220	30	341	99
Other Operations	3	8	7	17

Total	$402	$261	$659	$514

(Millions of Dollars)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
Interest Expense Detail
Amortization of Deferred Financing Cost	$5	$6	$12	$13
Capitalization of Interest Cost		(2)	(1)	(3)	(3)
Transition and System Restoration Bond Interest Expense	36	32	72	65
Other Interest Expense	118	106	234	217

Total Interest Expense	$157	$143	$315	$292

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	June 30,
	2010	2011
ASSETS
Current Assets:
Cash and cash equivalents	$199	$190
Other current assets	2,383	1,852

Total current assets	2,582	2,042

Property, Plant and Equipment, net	11,732	11,981

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,446	3,315
Other non-current assets	655	643

Total other assets	5,797	5,654

Total Assets	$20,111	$19,677

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$53	$109
Current portion of transition and system restoration bonds long-term debt	283	294
Current portion of indexed debt	126	128
Current portion of other long-term debt	19	46
Other current liabilities	2,139	1,784

Total current liabilities	2,620	2,361

Other Liabilities:
Accumulated deferred income taxes, net	2,934	3,148
Regulatory liabilities	989	1,031
Other non-current liabilities	1,369	1,314

Total other liabilities	5,292	5,493

Long-term Debt:
Transition and system restoration bonds	2,522	2,371
Other	6,479	6,139

Total long-term debt	9,001	8,510

Shareholders’ Equity	3,198	3,313

Total Liabilities and Shareholders’ Equity	$20,111	$19,677

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Six Months Ended June 30,
	2010	2011
Cash Flows from Operating Activities:
Net income	$195	$267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	431	439
Deferred income taxes	(37)	209
Changes in net regulatory assets	26	15
Changes in other assets and liabilities	195	196
Other, net	8	11

Net Cash Provided by Operating Activities	818	1,137

Net Cash Used in Investing Activities	(719)	(572)

Net Cash Used in Financing Activities	(256)	(574)

Net Decrease in Cash and Cash Equivalents	(157)	(9)

Cash and Cash Equivalents at Beginning of Period	740	199

Cash and Cash Equivalents at End of Period	$583	$190

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.